EXHIBIT 99.1

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES

OF BARRISTER ENERGY, LLC (A WHOLLY-OWNED SUBSIDIARY OF COJAX OIL AND GAS CORPORATION)

PURCHASED ON MAY 31, 2024, FROM LIBERTY OPERATING LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

CoJax Oil and Gas Corporation

Opinion on the Financial Statements

We have audited the accompanying Statement of Revenues and Direct Operating Expenses of various mineral and oil and gas interests in and to certain properties (collectively, the “Properties”) located in Mississippi (the “Assignment”) to Barrister Energy LLC, a wholly-owned subsidiary of the of CoJax Oil and Gas Corporation (the “Company”) which comprise the revenues and direct operating expenses of certain oil and gas properties as defined in Note 1 (the “Properties”) for the year ended December 31, 2023, and the related notes (the “financial statements"). In our opinion, the financial statements present fairly, in all material respects, the revenues and direct operating expenses of the Company for the year ended December 31, 2023, as described Note 1 to the financial statements, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe our audit provides a reasonable basis for our opinion.

Emphasis of Matter

We draw attention to Note 1 of the financial statements, which describes that the accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the United States Security Exchange Commission for inclusion in CoJax Oil and Gas Corporation’s Form 8-K/A and are not intended to be a complete presentation of the Properties. Our opinion is not modified with respect to this matter.

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC

PCAOB ID: 2738

We have served as the Company’s auditor since 2024

The Woodlands, TX

August 19, 2024

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES

OF BARRISTER ENERGY, LLC (A WHOLLY-OWNED SUBSIDIARY OF COJAX OIL AND GAS CORPORATION)

PURCHASED ON MAY 31, 2024, FROM LIBERTY OPERATING LLC

	For the Quarter Ended March 31(1)		For the Year Ended December 31,
	2024	2023	2023
	(Unaudited)
Revenues	$30,028	$52,301	$165,022
Direct operating expenses:
Lease operating expense	(15,525)	(19,794)	(92,889)
Production and other taxes	(1,715)	(2,982)	(9,408)
Total direct operating expenses	(17,240)	(22,776)	(102,297)

Excess of revenues over direct operating expenses	$(12,788)	$29,525	$62,724
(1)	2024 lease operating statement through Mar. 31, 2024.

The accompanying notes are an integral part of the statements of revenues and direct operating expenses.

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES

OF BARRISTER ENERGY, LLC (A WHOLLY-OWNED SUBSIDIARY OF COJAX OIL AND GAS CORPORATION)

PURCHASED ON MAY 31, 2024, FROM LIBERTY OPERATING LLC

Notes to the Financial Statements

Note 1: THE PROPERTIES

On May 31, 2024, the board of directors of CoJax Oil and Gas Corporation (the “Company”) approved and authorized, by unanimous written consent, the issuance of 1,320,755 shares of common stock, $0.01 par value per share, valued at $2.00 per share (the “Shares”), to Liberty Operating, LLC, a Mississippi limited liability company (“Liberty”), in consideration for the sale and assignment of various mineral and oil and gas interests in and to certain properties (collectively, the “Properties”) located in Mississippi (the “Assignment”) to Barrister Energy LLC, a wholly-owned subsidiary of the Company organized under the laws of Mississippi. The Assignment was completed on May 31, 2024, with an effective date of May 1, 2024, for accounting purposes.

At the request and the instructions of Liberty, the Company issued the Shares to all members of Liberty, on the pro rata basis of their ownership interest in Liberty.

The Company issued the Shares in reliance upon an exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

As reported in a Current Report on Form 8-K/A filed on August 19, 2024, the closing of this transaction was completed on May 31, 2024, for an aggregate adjusted purchase price of $2.6 million, subject to customary post-closing adjustments. The effective date of this acquisition is May 1, 2024.

Note 2: BASIS OF PRESENTATION

During the period presented, the Properties were not accounted for or operated as a separate division by the seller of the Properties. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying financial statements represent Liberty’s net working interest in the properties acquired for the year ended December 31, 2023 and the three months ended June 30, 2024 and 2023, respectively, and are presented on the production month basis of accounting. The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties acquired and do not represent all the oil and natural gas operations of the seller of the Properties, the other owners, or other third party working interest owners. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses  and corporate income taxes have been excluded. The financial statements presented are not indicative of the results of operations of the properties described above going forward due to changes in the business, including operating plans, including new commodity derivative contracts.

The statements of revenues and direct operating expenses of the acquired Properties for the three months ended March 31, 2024 and 2023 are unaudited. In the opinion of the Company’s management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the Properties.

Note 3: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates:

The financial statements are derived from the historical operating statements of Liberty Operating LLC, duly adjusted for compliance with accounting principles generally accepted in the United States (“U.S. GAAP”), which requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could be different from those estimates.

Revenue Recognition:

Revenue is recognized when control of the product is transferred to the customer, the performance obligations under the terms of the contracts with customers are satisfied and collectability is reasonably assured. All the Company’s crude oil sales are made under contracts with customers. The performance obligations for the Company’s contracts are satisfied at a point in time through the delivery of crude oil to its customers. Revenue from the production of crude oil in which the Company has an interest with other producers is recognized based on the Company’s working interest. Revenue is recognized net of royalties.

Direct Operating Expenses:

Direct operating expenses are recognized when incurred and consist of the direct expenses of operating the assets. Direct operating expenses include production expenses, production taxes, and other direct expenses. Further, production expenses include lease operating expenses and other direct expenses include transportation expenses, operator’s general and administrative expenses, overheads charges and other expenses. Lease operating expenses include well repair expenses, wastewater disposal costs, facility maintenance expenses, and other field-related expenses. Lease operating expenses also include expenses directly associated with support personnel, support services, equipment and facilities directly related to oil, natural gas, and GL production activities. Other expenses include expenses incurred in connection with insurance, lease renewals, exploration costs, and expenses in connection with abandoned wells.

Note 4: COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Purchase and Sale Agreement between the Company and the seller of the Properties, any obligations relating to claims, litigation or disputes pending as of the effective date (May 1, 2024) or any matters arising in connection with ownership of the Properties prior to the effective date are retained by the seller of the Properties. Notwithstanding this indemnification, the Company is not aware of any legal, environmental or other contingencies that would have a material effect on the statements of revenues and direct operating expenses.

Note 5: SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 19, 2024, the date the statements of revenues and direct operating expenses were available to be issued and has concluded that no events need to be reported in relation to this period.

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STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES

OF BARRISTER ENERGY, LLC (A WHOLLY-OWNED SUBSIDIARY OF COJAX OIL AND GAS CORPORATION)

PURCHASED ON MAY 31, 2024, FROM LIBERTY OPERATING LLC

SUPPLEMENTAL OIL AND NATURAL GAS RESERVE INFORMATION

(UNAUDITED)

OIL AND NATURAL GAS RESERVE INFORMATION

Proved and Probable oil and natural gas reserve quantities are based on internal estimates prepared by Barrister from analyzing information provided by the seller of the Properties and publicly available data, in accordance with guidelines established by the Securities and Exchange Commission.

Prior year reserve studies were not made for the Properties, as such. Barrister engaged a third-party independent reserve engineer to prepare a reserve study for the period of the Assignment and estimated reserves as outlined in the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves, as promulgated by The Society of Petroleum Engineers. There are numerous uncertainties inherent in estimating quantities of reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as being exact. No natural gas reserve information was used for the reserve quantities detailed below:

Crude Oil
(MBbls)
Total proved reserves:
Balance, December 31, 2022	92
Production	(3)
Balance, December 31, 2023	89

Proved developed	48
Proved undeveloped	41
Balance, December 31, 2023	89

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES
OF BARRISTER ENERGY, LLC (A WHOLLY-OWNED SUBSIDIARY OF COJAX OIL AND GAS CORPORATION)
PURCHASED ON MAY 31, 2024, FROM LIBERTY OPERATING LLC

SUPPLEMENTAL OIL AND NATURAL GAS INFORMATION

(UNAUDITED)

FUTURE NET CASH FLOWS

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (Standardized Measure) is a disclosure requirement under Accounting Standards Codification 932. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the Properties but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used. An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of un-proved properties, and consideration of expected future economic and operating conditions. Such is the case here with the significant estimated quantities of probable reserves contained in the same reservoir wherein Shell Oil Company initiated a very successful waterflood that was soon abandoned during a period of falling oil prices.

Future cash inflows are based on the applicable historical oil prices. Historical natural gas prices were not a factor in the below future cash flows.

For the December 31, 2023, calculation in the following table, estimated future cash inflows were computed using 2023 12-month unweighted average first-day-of-the-month prices of $79.09 barrel of oil, with no escalation in future years. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation in future years. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for federal or state income taxes. Future income tax expense has not been computed as Barrister is not a tax paying entity.

The following table sets forth unaudited information concerning future net cash flows for oil reserves associated with the Properties.

(in thousands)	At December 31, 2023
Future Cash Inflows	$3,865
Future Production Costs	2,082
Future Development Costs	35
Future Tax Expense	367
Future Net Cash Flows	1,381
10% Annual Discount for Estimated Timing of Cash Flows	858
Standardized Measure of Discounted Future Net Cash Flows	$523

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND NATURAL GAS PROPERTIES
OF BARRISTER ENERGY, LLC (A WHOLLY-OWNED SUBSIDIARY OF COJAX OIL AND GAS CORPORATION)
PURCHASED ON MAY 31, 2024, FROM LIBERTY OPERATING LLC

SUPPLEMENTAL OIL AND NATURAL GAS RESERVE INFORMATION

(UNAUDITED)

The following table sets forth the principal sources of change in discounted future net cash flows associated with the Properties for the year ended December 31, 2023 (in thousands).

Beginning of Year	$529
Sales, net of production costs	(59)
Accretion of discount	53
End of Year	$523